SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 23, 2020

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35664	35-2382255
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2481 Manana Drive Dallas, Texas 75220
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 357-9588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PLAY	NASDAQ Stock Market LLC
Preferred Stock Purchase Rights	PLAY	NASDAQ Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting on June 23, 2020, the following matters were submitted to the vote of the shareholders, with the results of voting on each such matter as set forth below.

Proposal 1

Each of the Registrant’s nominees was elected a director to hold office until the next Annual Meeting of Shareholders or until his or her successor is elected and qualified.

Name	Number of Shares Voted
	For	Against	Abstain	Broker Non-Vote
Hamish A. Dodds	20,643,881	191,109	26,670	7,933,756
Michael J. Griffith	20,560,990	261,160	39,510	7,933,756
Jonathan S. Halkyard	20,507,969	328,670	25,021	7,933,756
John C. Hockin	20,709,335	126,862	25,463	7,933,756
Brian A. Jenkins	20,639,704	196,708	25,248	7,933,756
Stephen M. King	20,638,025	184,153	39,482	7,933,756
Patricia H. Mueller	19,911,357	910,388	39,915	7,933,756
Kevin M. Sheehan	19,923,279	913,524	24,857	7,933,756
Jennifer Storms	20,475,893	336,345	49,422	7,933,756

Proposal 2

The proposal to ratify the appointment of KPMG LLP as Independent Registered Public Accounting Firm for the fiscal year ending January 31, 2021 was approved. The results were as follows:

For	Against	Abstain
28,406,478	336,935	52,003

Proposal 3

The proposal on the Registrant’s executive compensation was approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
20,558,425	277,407	25,828	7,933,756

Proposal 4

The proposal on the Registrant’s Amended and Restated 2014 Omnibus Incentive Plan was approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
16,332,619	4,488,148	40,893	7,933,756

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Date: June 23, 2020	By:	/s/ Robert W. Edmund
Robert W. Edmund
General Counsel, Secretary and Senior Vice President of Human Resources